EXHIBIT 99

          Table VI (Submitted pursuant to Guide 5 for the Preparation of Registration Statements Relating to Interests in Real
                          Estate Limited Partnerships)

                                    TABLE VI
                     ACQUISITION OF PROPERTIES BY PROGRAMS



         Table VI presents information concerning the acquisition of real properties by public real estate limited partnerships sponsored by Affiliates of the Partnership through June 30, 1997. The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior public partnerships.

                                    TABLE VI
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS



                                     CNL Income           CNL Income           CNL Income           CNL Income
                                       Fund,               Fund II,             Fund III,            Fund IV,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                    ------------         ------------         ------------         ------------
                                      (Note 2)             (Note 3)             (Note 4)             (Note 5)
                                                                              AZ,CA,FL,GA,         AL,DC,FL,GA,
                                                         AL,AZ,CO,FL,         IA,IL,IN,KS,         IL,IN,KS,MA,
                                    AL,AZ,CA,FL,         GA,IL,IN,LA,         KY,MD,MI,MN,         MD,MI,MS,NC,
                                    GA,LA,MD,OK,         MI,MN,MO,NC,         MO,NC,NE,OK,         OH,PA,TN,TX,
Locations                           TX,VA                NM,OH,TX,WY          TX                   VA

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          20 units             44 units             33 units             45 units
  total square feet
  of units                            67,645 s/f          157,461 s/f          138,102 s/f          159,196 s/f


Dates of purchase                      6/17/86 -             2/11/87-            10/04/87-             6/24/88-
                                        12/17/87              6/11/97              6/11/97             12/31/96


Cash down payment (Note 1)           $12,296,264          $23,683,368          $20,909,969          $27,611,441


Contract purchase price
  plus acquisition fee               $12,222,062          $23,524,561          $20,788,872          $27,506,106


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                             74,202              158,807              121,097              105,335
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $12,296,264          $23,683,368          $20,909,969          $27,611,441
                                     ===========          ===========          ===========          ===========


Note 1: This amount was derived from capital contributions from partners and net sales proceeds reinvested in other properties.

Note 2: The partnership owns a 50% interest in three separate joint ventures which each own a restaurant property.

Note 3: The partnership owns a 49%, 50% and 64% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 33.87% interest in one restaurant property held as tenants-in-common with an affiliate.

Note 4: The partnership owns a 73.4% and 69.07% interest in two separate joint ventures. Each joint venture owns one restaurant property.

Note 5: The partnership owns a 51%, 26.6%, 57%, 96.1% and 68.87% interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 53.68% interest in one restaurant property held as tenants-in-common with affiliates.

                                     CNL Income           CNL Income           CNL Income           CNL Income
                                       Fund V,             Fund VI,             Fund VII,           Fund VIII,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                    ------------         ------------         ------------         ------------
                                      (Note 6)             (Note 7)             (Note 8)             (Note 9)
                                                         AR,AZ,FL,GA,
                                    FL,GA,IL,IN,         IN,MA,MI,MN,         AZ,CO,FL,GA,
                                    MI,NH,NY,OH,         NC,NE,NM,NY,         IN,LA,MI,MN,         AZ,FL,IN,LA,
                                    SC,TN,TX,UT,         OH,OK,PA,TN,         OH,SC,TN,TX,         MI,MN,NC,NY,
Locations                           WA                   TX,VA,WY             UT,WA                OH,TN,TX,VA

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          30 units             48 units             47 units             42 units
  total square feet
  of units                           117,652 s/f          186,888 s/f          166,648 s/f          179,885 s/f


Dates of purchase                       2/06/89-             7/13/89-             3/30/90-             9/13/90-
                                         1/05/90              6/11/97               2/5/97              5/31/96


Cash down payment (Note 1)           $22,113,522          $34,073,497          $28,968,733          $31,985,071


Contract purchase price
  plus acquisition fee               $21,706,859          $33,528,770          $28,296,750          $31,450,507


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                            406,663              544,727              671,983              534,564
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $22,113,522          $34,073,497          $28,968,733          $31,985,071
                                     ===========          ===========          ===========          ===========


Note 6: The partnership owns a 43%, 49% and 66.5% interest in three separate joint ventures. Each joint venture owns one restaurant property.

Note 7: The partnership owns a 3.9%, 14.5%, 36% and a 66.14% interest in four separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 51.67% and a 17.93% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 8: The partnership owns a 51%, 83.3%, 4.79%, 18%, and 79% interest in five separate joint ventures. Four of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties. In addition, the partnership owns a 48.33% interest in one restaurant property held as tenants-in-common with an affiliate.

Note 9: The partnership owns a 85.5%, 87.68%, 36.8% and a 12% interest in four separate joint ventures. Three of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties.

                                     CNL Income           CNL Income           CNL Income           CNL Income
                                      Fund IX,              Fund X,             Fund XI,             Fund XII,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                    ------------         ------------         ------------         ------------
                                     (Note 10)            (Note 11)            (Note 12)            (Note 13)
                                                                              AL,AZ,CA,CO,
                                                         AL,CA,CO,FL,         CT,FL,KS,LA,
                                    AL,FL,GA,IL,         ID,IL,LA,MI,         MA,MI,MS,NC,         AL,AZ,CA,FL,
                                    IN,LA,MI,MN,         MO,MT,NC,NH,         NH,NM,OH,OK,         GA,LA,MO,MS,
                                    MS,NC,NH,NY,         NM,NY,OH,PA,         PA,SC,TX,VA,         NC,NM,OH,SC,
Locations                           OH,SC,TN,TX          SC,TN,TX             WA                   TN,TX,WA

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          42 units             49 units             40 units             49 units
  total square feet
  of units                           180,843 s/f          203,466 s/f          176,062 s/f          206,865 s/f


Dates of purchase                       5/31/91-            10/01/91-             5/18/92-            11/20/92-
                                        12/12/96              1/24/96              1/28/97              5/31/96


Cash down payment (Note 1)           $31,763,146          $36,036,814          $36,245,591          $40,840,795


Contract purchase price
  plus acquisition fee               $31,016,376          $35,320,865          $35,644,633          $40,339,796


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                            746,770              715,949              600,958              500,999
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $31,763,146          $36,036,814          $36,245,591          $40,840,795
                                     ===========          ===========          ===========          ===========


Note 10: The partnership owns a 50%, 45.2% and 27.3% interest in three separate joint ventures. One of the joint ventures owns one restaurant property and the other two joint ventures own six restaurant properties each.

Note 11: The partnership owns a 50%, 88.3%, 40.95% and 10.5% interest in four separate joint ventures. Three of the joint ventures own one restaurant property each and the other joint venture owns six restaurant properties. In addition, the partnership owns a 13.37% interest in one restaurant property held as tenants-in-common with affiliates.

Note 12: The partnership owns a 62.2%, 77.33%, 85% and 76.6% interest in four separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 72.5% interest in one restaurant property held as a tenants-in-common with an affiliate.

Note 13: The partnership owns a 31.13%, 59.05%, 18.61% and 88% interest in four separate joint ventures. Each joint venture owns one restaurant property.

                                     CNL Income           CNL Income           CNL Income           CNL Income
                                     Fund XIII,            Fund XIV,            Fund XV,             Fund XVI,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                    ------------         ------------         ------------         ------------
                                     (Note 14)            (Note 15)            (Note 16)            (Note 17)

                                    AL,AR,AZ,CA,         AL,AZ,CO,FL,         AL,CA,FL,GA,         AZ,CA,CO,DC,
                                    CO,FL,GA,IN,         GA,KS,LA,MN,         KS,KY,MN,MO,         FL,GA,ID,IN,
                                    KS,LA,MD,NC,         MO,MS,NC,NJ,         MS,NC,NJ,NM,         KS,MN,MO,NC,
                                    OH,PA,SC,TN,         NV,OH,SC,TN,         OH,OK,PA,SC,         NM,NV,OH,TN,
Locations                           TX,VA                TX,VA                TN,TX,VA             TX,UT,WI

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          49 units             62 units             54 units             44 units
  total square feet
  of units                           159,378 s/f          184,689 s/f          166,249 s/f          169,867 s/f


Dates of purchase                       5/18/93-             9/27/93-             4/28/94-            10/21/94-
                                         1/28/97              1/10/97              1/10/97             10/04/96


Cash down payment (Note 1)           $35,455,235          $42,392,436          $38,227,474          $40,197,565


Contract purchase price
  plus acquisition fee               $35,087,109          $41,961,701          $37,834,633          $39,805,020


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                            368,126              430,735              392,841              392,545
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $35,455,235          $42,392,436          $38,227,474          $40,197,565
                                     ===========          ===========          ===========          ===========


Note 14: The partnership owns a 50% and 28% interest in two separate joint ventures. Each joint venture owns one restaurant property. In addition, the Partnership owns a 66.13% and a 63.03% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 15: The partnership owns a 50% interest in two separate joint ventures and a 72% interest in one joint venture. Two of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties.

Note 16: The partnership owns a 50% interest in a joint venture which owns six restaurant properties. In addition, the partnership owns a 15.02% interest in one restaurant property held as tenants-in-common with affiliates.

Note 17: The partnership owns a 80.27% interest in one restaurant property held as tenants-in-common with an affiliate.

                                     CNL Income           CNL Income
                                     Fund XVII,           Fund XVIII,
                                        Ltd.                 Ltd.
                                    -----------          -------------
                                     (Note 18)
                                    CA,FL,GA,IL,         CA,GA,KY,MD,
                                    IN,MI,NC,NV,         MN,NC,NV,OH,
Locations                           OH,SC,TN,TX          TN,TX

Type of property                     Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          27 units             17 units
  total square feet
  of units                           113,774 s/f           84,401 s/f


Dates of purchase                     12/20/95 -           12/27/96 -
                                          2/5/97              5/21/97


Cash down payment (Note 1)           $24,443,059          $18,411,910


Contract purchase price
  plus acquisition fee               $24,406,400          $18,359,382


Other cash expenditures
  expensed                                   -                    -


Other cash expenditures
  capitalized                             36,659               52,528
                                     -----------          -----------

Total acquisition cost
  (Note 1)                           $24,443,059          $18,411,910
                                     ===========          ===========


Note 18: The partnership owns an 80% and 21% interest in two separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 19.73%, 27.5% and 36.97% interest in three restaurant properties held separately as tenants-in-common with affiliates.